EXHIBIT 99.1

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                             AMERICAN BANK AND TRUST
                             101 West Garden Street
                            Pensacola, Florida 32501

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                            BANK'S BOARD OF DIRECTORS

The undersigned shareholder(s) of American Bank and Trust (the "Bank") hereby revoke(s) any proxy heretofore given and appoint(s) E. Brian Lang and Patrick K. Donnelly, and any one of them, as proxies, each with the full power of substitution and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of the Bank owned of record by the undersigned at the close of business on August 2, 1996, at the Special Meeting of Shareholders of the Bank called for and to be held at the Bank's main office, 101 West Garden Street, Pensacola, Florida 32501, on
   Tuesday, September 17, 1996 at 5:15 p.m., local time, and at any adjournment thereof, as follows:

     1. The proposal to approve an Agreement and Plan of Merger dated April 18, 1996, as amended, and a related merger agreement (collectively, the "Plan of Merger") pursuant to which, among other things: (a) the Bank would merge into Whitney National Bank of Florida, a newly formed, wholly-owned bank subsidiary of Whitney Holding Corporation ("Whitney"), and (b) each outstanding share of common stock of the Bank would be converted into shares of Whitney common stock as determined in accordance with the terms of the Plan of Merger, all as more fully described in the accompanying Proxy Statement - Prospectus.

         [   ] FOR                 [   ] AGAINST                 [   ] ABSTAIN

     2. In their discretion, to vote upon such other matters that may properly be brought before the meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED SHAREHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATION, THE PROXY WILL BE VOTED IN FAVOR OF THE PLAN OF MERGER.

                                          DATED:___________________ , 1996


                                          --------------------------------------
                                          (Signature of Shareholder)


                                          --------------------------------------
                                          (Signature of Joint Shareholder)

When signing as attorney, executor, administrator, tutor, trustee, curator, guardian or other fiduciary, please give full title and attach a certified copy of authority.

Please sign, date and return your proxy promptly in the enclosed postage paid envelope.



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                  (f)  Holding  Recommendation.  By  Whitney  if  the  Board  of
Directors of Holding or Bank (A) shall withdraw, modify or change its recommendation to its shareholders of this Agreement or the Mergers or shall have resolved to do any of the foregoing; (B) shall have recommended to the shareholders of Holding or Bank (or in the case of (iii) approved) any of the following (being referred to herein as an "Acquisition Transaction") (i) any merger, consolidation, share exchange, business combination or other similar transaction (other than the transactions contemplated by this Agreement); (ii) any sale, lease, transfer or other disposition of all or substantially all of the assets of any member of Holding's consolidated group; or (iii) any acquisition, by any person or group, of the beneficial ownership of 15% or more of any class of Holding capital stock; or (C) shall have made any announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  (g) Prior to Notification Date. By Whitney by delivery of a notice to terminate this Agreement pursuant to Section 5.01(b).

                  (h) Acquisition Transaction. By Holding in the event Holding receives a written offer with respect to an Acquisition Transaction and the Board of Directors of Holding determines in good faith, after consultation with its financial advisors and counsel, that such Acquisition Transaction is more favorable to Holding's shareholders than the transactions contemplated by this Agreement.

         7.02. Effect of Termination; Survival. Upon termination of this Agreement pursuant to this Section 7, the Bank Merger Agreement shall also terminate, and this Agreement and the Bank Merger Agreement shall be void and of no effect, and there shall be no liability by reason of this Agreement or the Bank Merger Agreement, or the termination thereof, on the part of any party or their respective directors, officers, employees, agents or shareholders except for any liability of a party hereto arising out of (i) an intentional breach of any representation, warranty or covenant in this Agreement prior to the date of termination, except if such breach was required by law or by any bank or bank holding company regulatory authority or (ii) a breach of any covenant that survives pursuant to the following sentence. The following provisions shall survive any termination of this Agreement: the second last sentence of subsection 5.01(a); subsection 7.02; subsection 7.03 and Section 8.

         7.03. Termination Fee. If this Agreement is terminated pursuant to 7.01(h), then Holding shall pay or cause to be paid to Whitney upon demand a fee of $786,000 (the "Termination Fee"), payable in same day funds.

         Section 8.  Miscellaneous

         8.01. Notices. Any notice, communication, request, reply, advice or disclosure (hereinafter severally and collectively "notice") required or permitted to be given or made by any party to another in connection with this Agreement or the Bank Merger Agreement or the transactions herein or therein contemplated must be in writing and may be given or served by depositing the same in the United States mail, postage prepaid and registered or certified with return receipt requested, or by delivering the same to the address of the person or entity to be notified, or by sending the same by a national commercial courier service (such as Airborne Express, Federal Express, Emery Air Freight, Network Courier, Purolator or the like) for next-day delivery provided such delivery is confirmed in writing by such courier. Notice deposited in the mail in the manner hereinabove described shall be effective 48 hours after such deposit, and notice delivered in person or by commercial courier shall be effective at the time of delivery. A party delivering notice shall endeavor to obtain a receipt therefor. For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

                  If to Whitney or the Acquiring Bank:

                           Whitney Holding Corporation
                           Attention:  Mr. William Marks
                           228 St. Charles Avenue
                           New Orleans, Louisiana 70130




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                  With copies to:

                           Whitney National Bank
                           Legal Department
                           Attention:  Joseph S. Schwertz, Jr.
                           228 St. Charles Avenue
                           New Orleans, Louisiana 70130

                  If to Holding or Bank:

                           Liberty Holding Company
                           Attention:  Jerry W. Morrison
                             President
                           201 N. Palafox
                           Pensacola, FL 32501
                           PERSONAL & CONFIDENTIAL

                  With copies to:

                           Mr. James J. Reeves
                           Attorney at Law
                           730 Bayfront Parkway, Suite 4-B
                           Pensacola, Florida 32501

         8.02. Waiver. The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

         8.03. Expenses. Except as otherwise provided herein, regardless of whether the Mergers are consummated, all expenses incurred in connection with this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby shall be borne by the party incurring them.

         8.04. Headings. The headings in this Agreement have been included solely for reference and shall not be considered in the interpretation or construction of this Agreement.

         8.05. Annexes, Exhibits and Schedules. The annexes, exhibits and schedules to this Agreement are incorporated herein by this reference and expressly made a part hereof.

         8.06. Integrated Agreement. This Agreement, the Bank Merger Agreement, the exhibits and schedules hereto and all other documents and instruments delivered in accordance with the terms hereof constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understanding, restrictions, representations or warranties among the parties other than those set forth herein or therein, all prior agreements and understandings being superseded hereby.

         8.07. Choice of Law. The validity of this Agreement and the Bank Merger Agreement, the construction of their terms and the determination of the rights and duties of the parties hereto in accordance therewith shall be governed by and construed in accordance with the laws of the United States and those of the State of Louisiana applicable to contracts made and to be performed wholly within such State, except to the extent that the laws of the State of Florida require this Agreement and the Bank Merger Agreement to be governed by the laws of that state.

         8.08. Parties in Interest. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except that this Agreement may not be transferred or assigned by any member of either consolidated group without the prior written consent of the other parties hereto, including any transfer or



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assignment  by  operation of law.  Nothing in this  Agreement or the Bank Merger
Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Agreement or the Bank Merger Agreement, except as expressly provided for herein and therein.

         8.09. Amendment. The parties may, by mutual agreement of their respective Boards of Directors, amend, modify or supplement this Agreement, the Bank Merger Agreement, or any exhibit or schedule of any of them, in such manner as may be agreed upon by the parties in writing, at any time before or after approval of this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby by the shareholders of the parties hereto. This Agreement and any exhibit or schedule to this Agreement may be amended at any time and, as amended, restated by the chief executive officers of the respective parties (or their respective designees) without the necessity for approval by their respective Boards of Directors or shareholders, to correct typographical errors or to change erroneous references or cross references, or in any other manner which is not material to the substance of the transactions contemplated hereby.

         8.10. Counterparts. This Agreement may be executed by the parties in any number of counterparts, all of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

         8.11. Non-Survival of Representations and Warranties; Covenants. None of the representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall survive the Effective Time. Each party hereby agrees that its sole right and remedy with respect to any breach of a representation or warranty or covenant by the other party shall be not to close the transactions described herein if such breach results in the nonsatisfaction of a condition set forth in Section 6 hereof; provided, however, that the foregoing shall not be deemed to be a waiver of any claim for an intentional breach of a representation, warranty or covenant or for fraud except if such breach is required by law or by any bank or bank holding company regulatory authority; it being understood that a disclosure in any closing certificate provided in accordance with subparagraph (a) of subsection 6.02 or subparagraph
(a) of subsection 6.03 hereof concerning an inaccuracy of a representation or warranty shall not of itself be deemed to be an intentional breach of such representation or warranty. The covenants of the parties set forth herein shall survive the Effective Time in accordance with their terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


WHITNEY HOLDING CORPORATION

BY:  /s/ William L. Marks
     ----------------------
      William L. Marks
ITS:  Chairman and CEO


LIBERTY HOLDING COMPANY

BY:   /s/ Martha Wilder
     ----------------------
      Martha Wilder
ITS:  Chairman of the Board


LIBERTY BANK

BY:   /s/ Jerry W. Morrison
     -----------------------
      Jerry W. Morrison
ITS:  President and CEO




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